SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934
                               (Amendment No.  )

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-
    5(d)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to 'SS'240.14a-12

                                 POP N GO, INC.
                (Name of Registrant as Specified in its Charter)

           ..........................................................
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)      Title of each class of securities to which transaction applies:

      2)      Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      4)      Proposed maximum aggregate value of transaction:

      5)      Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)      Amount Previously Paid:

        2)      Form, Schedule or Registration Statement No.:

        3)      Filing Party:

        4)      Date Filed:  ________, 2003


                                 POP N GO, INC.
                               12429 E PUTNAM ST
                           WHITTIER, CALIFORNIA 90602
                                PROXY STATEMENT

      This proxy statement is being furnished by us on or about July 22, 2003 in connection with the solicitation of a written consent from all shareholders, seeking approval by a majority in capital interest, of a proposed amendment of our companies Articles of Incorporation to increase authorized capital stock from 100,000,000 shares to 200,000,000 shares.

       As of July 1, 2003, the record date for determining the holders of stock entitled to notice of the proposed solicitation of written consent, there were 88,369,267 shares of Common stock outstanding, constituting all the voting stock of the Corporation entitled to vote at any Meeting. Each share of stock is entitled to one vote.

      The execution of a written consent by the holders of a majority in capital interest of the outstanding shares of the Company's common stock, viewed as a single class, is necessary to effectuate shareholders approval by written consent.


                         PERSONS MAKING THE SOLICITATION

       This solicitation of proxies is made on behalf of our Board of Directors and the cost thereof will be borne by the Corporation. Our directors, officers and employees (none of whom will receive any compensation in addition to his or her regular compensation) may solicit written consents from stockholders by mail, telephone, telegrams, facsimile and other electronic communication, and from personal interviews. We will reimburse banks, brokers and nominees for their expenses in forwarding proxy materials and form of written consent to our beneficial owners.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

       The Company reported in its Form 10QSB Quarterly Report dated March 31, 2003, that it had approximately 85,069,894 shares of Common Stock outstanding. Each share is entitled to one vote on all matters to come before the stockholders.

       The Company will solicit a written consent of shareholders from all shareholders of the Company, seeking approval of a majority in capital interest of the Company's outstanding stock for an amendment to the Company's Articles of Incorporation to increase authorized Capital Stock from 100,000,000 shares to 200,000,000 shares.



         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      No person is known to own beneficially, as of July 1, 2003, five percent or more of the issued and outstanding shares of our Company.

       The following table sets forth the amount and nature of beneficial ownership of each of the Executive Officers and Directors of our Company. The information below is based on 88,369,894 shares issued and outstanding as of July 1, 2003.

SECURITY OWNERSHIP OF MANAGEMENT

            Name and                   Amount and
            Address of                 Nature of
Title of    Beneficial                 Beneficial     Percent
Class       Owner                      Owner          of Class
---------   --------------------       ----------     --------

Common      Mel Wyman*                 2,806,750         3%
            President, Secretary
            And Director
            12429 East Putnam Street
            Whittier, CA 90602

_________________
Officers & Directors as a Group        2,806,750         3%

*Held through his wholly-owned corporation, Calblue Inc.

                                   PROPOSAL 1
                 PROPOSAL TO AMEND CERTIFICATE OF INCORPORATION

       On July 8, 2003, our Board of Directors adopted, subject to stockholder approval, an amendment to our Certificate of Incorporation to increase the total authorized shares from 100,000,000 Shares to 200,000,000 Shares. Such increase would be effectuated by amending current Article Fourth of the Certificate of Incorporation of the Company to read as follows:

      "FOURTH: The total number of shares of stock which this corporation shall have authority to issue is 200,000,000 shares of Common Stock, par value $0.001 per share."


The additional shares of Common stock for which authorization is sought herein would be part of the existing class of Common stock and, if and when issued, would have the same rights and privileges as the shares of Common stock presently outstanding.

       As of July 22, 2003, 88,369,894 shares of Common stock were issued and outstanding. Therefore, of the 100,000,000 shares currently authorized by the Certificate of Incorporation, approximately 11,630,106 shares are presently available for general corporate purposes.

PURPOSES AND EFFECTS OF THE AUTHORIZED SHARES AMENDMENT

       The increase in authorized shares of Common stock is recommended by the Board of Directors in order to provide a sufficient reserve of such shares for general corporate purposes and growth. Such additional authorized shares would be available for issuance at the discretion of the Board of Directors without further stockholder approval (subject to certain provisions of state law) to take advantage of future opportunities for equity financing, to improve our capital structure, for use in connection with possible acquisitions, for use in connection with stock dividends or stock splits, and for other corporate purposes.

       The Board of Directors does not intend to issue any Common stock or securities convertible into Common stock except on terms that the Board of Directors deems to be in best interests of the Corporation and its stockholders. We have no arrangements, agreements, or understandings in place at the present time for the issuance or use of the additional shares of Common stock to be authorized by the proposed amendment to the Certificate.

      Although an increase in the authorized shares of Common stock could, under certain circumstances, have an anti-takeover effect, this proposal to amend the Certificate is not in response to any effort of which we are aware to accumulate our stock or obtain control of the Corporation, nor is it part of a plan by management to recommend a series of similar amendments to the Board of Directors and stockholders.

BOARD RECOMMENDATION

       THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE AMDNEMENT OF THE CERTIFICATE OF INCORPORATION.

VOTING PROCEDURES

Management plans to solicit Shareholders who in the aggregate hold 100% of the Company's outstanding stock, and solicit the Written Consent from such Shareholders to amend the Articles of Incorporation to increase authorized Capital Stock from 100,000,000 shares to 200,000,000 shares.

FORM OF WRITTEN CONSENT

Attached hereto as Exhibit A is the form of Written Consent of Shareholders proposed to be used by the Board of Directors to solicit written consent from the shareholders of the Corporation.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If one annual report or information statement is being delivered to two or more security holders who share an address, furnish the following information in accordance with Sec.240.14a-3(e)(1):

(a) Only one annual report or information statement, as applicable, is being delivered to multiple security holders sharing an address, unless the Company has received contrary instructions from one or more of the security holders;

(b) The Company undertakes to deliver promptly upon written or oral request a separate copy of this Schedule A Information Statement, to a security holder at a shared address to which a single copy of the documents was delivered. A security holder may notify the Company that the security holder wishes to receive a separate copy of this Schedule A Information Statement by calling telephone (562) 945-9351, or sending a written request to the Company at 12429 East Putnam Street, Whittier, California 90602, Attention:
Mel Wyman, Chief Executive Officer.

(c) The above phone number and mailing address can be used by a security holder to notify the Company that the security holder wishes to receive a separate annual report or proxy statement, as applicable, in the future;

(d) Security holders sharing an address can request delivery of a single copy of annual reports or information statements if they are receiving multiple copies of annual reports or information statements, by notification to the above telephone or address.


EXHIBITS

A. Form of Written Consent of Shareholders Approving Increase in Authorized Shares.





                               By Order of the Board of Directors


                           /s/ Mel Wyman
                               --------------
                               MEL WYMAN
                               Secretary


Dated:  July 22, 2003





                                   EXHIBIT A


                                 POP N GO, INC.
                   __________________________________________

                        WRITTEN CONSENT OF SHAREHOLDERS
                    APPROVING INCREASE IN AUTHORIZED SHARES
                   __________________________________________


     The undersigned shareholders of record of the above-named corporation, a Delaware corporation, whose shares represent a majority of the outstanding shares of the corporation, pursuant to Section 228 of Chapter 1 of the Delaware Corporate Law, hereby adopt by action by Written Consent, the following
resolutions, effective as of July      , 2003:

     WHEREAS, the authorized number of shares of this corporation is 100,000,000 shares, of which 88,369,894 shares of capital stock are issued and outstanding; and

     WHEREAS, the Directors of this corporation, in consultation with the officers of this corporation, have given serious consideration to changing the number of authorized shares of the Common Stock of this corporation to 200,000,000; AND

     WHEREAS, to effectuate said changes, Article "FOURTH" of the Articles of Incorporation of this corporation must be amended;

     NOW, THEREFORE BE IT RESOLVED, that Article FOURTH of the Articles of Incorporation shall be amended to read in full as follows:

          "FOURTH: The total number of shares of stock which this corporation shall have authority to issue is 200,000,000 shares of Common Stock, par value $0.001 per share."

     RESOLVED FURTHER, that this amendment of the Articles of Incorporation is hereby approved.

     RESOLVED FURTHER, that a Certificate of Amendment be executed and verified by the President and Secretary of the Corporation and filed in the office of the Delaware Secretary of State, and elsewhere as required; and
RESOLVED FURTHER, that the officers of this corporation be, and they hereby are, authorized and directed to do or cause to be done all such acts and things, and to execute and file all documents and certificates as they may deem necessary and proper in order to effect the above amendment to the corporation's Articles of Incorporation.


Shareholders:

                                             Percent of
                                             Outstanding
Name           Date      No. Of Shares       Stock






Signature: